Exhibit 10.3

ASSIGNMENT

This assignment (the “Assignment”) is entered into on May 27, 2010, among Harrison I. Steans (“Steans”) and each of the entities listed in Schedule I (collectively, the “Assignees”).

Pursuant to a securities purchase agreement (the “Securities Purchase Agreement”), dated as of May 21, 2010, among Taylor Capital Group, Inc. (the “Company”) and the investors set forth therein (the “Investors”), the Investors, in the aggregate, agreed to purchase 1,500,000 shares of the Company’s 8.0% Non-Cumulative Convertible Perpetual Preferred Stock, Series C (the “Series C Preferred”). All capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Securities Purchase Agreement. The Investors include Steans as well as Prairie Capital IV, L.P. and Prairie Capital IV QP, L.P. (collectively, the “Prairie Capital Funds”). Each of the Assignees (other than PCB, LP) also is an Investor.

In connection with the execution and delivery of the Securities Purchase Agreement, the Company agreed that, notwithstanding anything in the Securities Purchase Agreement to the contrary, the Prairie Capital Funds would be entitled to reduce their aggregate commitment pursuant thereto by providing written notice to the Company prior to the Closing to the extent that the Prairie Capital Funds determine in good faith that the performance of their obligations under the Securities Purchase Agreement would violate any federal or state law, rule or regulation and/or subject either of the Prairie Capital Funds or any of their respective affiliates to regulation as a bank holding company under the Bank Holding Company Act of 1956.

In connection with the execution and delivery of the Securities Purchase Agreement, Steans entered into an investment agreement with the Company (the “Investment Agreement”), dated May 21, 2010, in which he agreed to increase his investment in the Series C Preferred by an amount equal to the amount that the Prairie Capital Funds agreed to invest in shares of the Series C Preferred, minus the amount that the Prairie Capital Funds are permitted to invest in shares of the Series C Preferred without requiring further approval or consent of the Federal Reserve.

The Prairie Capital Funds have notified the Company that they will be required to reduce their investment in shares of Series C Preferred by $2,975,000 and, therefore, not acquire 119,000 shares of Series C Preferred that they otherwise would be required to purchase pursuant to the Securities Purchase Agreement.

Steans and the Assignees have agreed that Steans will assign to the Assignees, and the Assignees will assume, the obligation to invest such additional funds in shares of Series C Preferred pursuant to the Investment Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt of which is hereby acknowledged, Steans hereby assigns to each of the Assignees the right to, and each of the Assignees severally, and not jointly, assumes the obligation of Steans, to invest in the corresponding number of shares of Series C Preferred set forth next to such Assignee’s name on Schedule I to this Assignment pursuant to the Investment Agreement.

In furtherance of the foregoing, each of the Assignees (other than PCB, LP) hereby agrees that the shares of Series C Preferred Stock purchased by it pursuant to this Assignment shall be regarded as shares of Series C Preferred Stock purchased by such Assignee pursuant to the Securities Purchase Agreement.

Since PCB, LP is not otherwise a party to the Securities Purchase Agreement, by executing this Assignment, PCB hereby agrees to become a party to the Securities Purchase Agreement as a Preferred Buyer and in connection therewith, PCB has executed the signature page to the Securities Purchase Agreement attached hereto and incorporated herein.

IN WITNESS WHEREOF, Steans and the Assignees have caused this Agreement to be duly executed as of the date first written above.

/s/ Harrison I. Steans
Harrison I. Steans

ASSIGNEES:

HEATHER A. STEANS 1999
PCB, LP		DESCENDANTS TRUST

By:	/s/ Jennifer W. Steans	By:	/s/ Leo A. Smith
	Name: Jennifer W. Steans		Name: Leo A. Smith
	Title: General Partner		Title: Trustee

JENNIFER W. STEANS 1999		ROBIN M. STEANS 1999
DESCENDANTS TRUST		DESCENDANTS TRUST

By:	/s/ James Kastenholz	By:	/s/ Leonard Gail
	Name: James Kastenholz		Name: Leonard Gail
	Title: Trustee		Title: Trustee

The Company hereby acknowledges the foregoing assignment and assumption of obligations pursuant to the Investment Agreement.

COMPANY:
TAYLOR CAPITAL GROUP, INC.

By:	/s/ Mark A. Hoppe
Name: Mark A. Hoppe
Title: Chief Executive Officer